Exhibit 10.2

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, IDENTIFIED BY [***], HAS BEEN EXCLUDED FROM THIS DOCUMENT PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT POLYPID LTD.TREATS AS PRIVATE OR CONFIDENTIAL.

FIRST AMENDMENT (this “Amendment”)

Dated March 29, 2023

to:

that certain AGREEMENT FOR THE PROVISION OF A LOAN FACILITY OF UP TO US$15,000,000 dated as of April 5, 2022 (the “Loan Agreement”) between Kreos Capital VI (Expert Fund) LP., a partnership with limited liability incorporated in Jersey whose registered office is at 47 Esplanade, St Helier, Jersey (the “Lender” or “Kreos”, which expressions shall include its successors and assigns), and PolyPid Ltd., a company organized under the laws of the State of Israel, company no. 514105923 whose registered office is at 18 Ha’Sivim St., Petach-Tikva 4959376, Israel (the “Borrower”).

WHEREAS:

A.	The parties to this Amendment (the “Parties”) have entered into the Loan Agreement; and

B.	The Parties wish to amend the terms of the Loan Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.	Definitions

Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meaning ascribed to them under the Loan Agreement.

2.	Condition Precedent

This Amendment, except for the provisions of Section 11.1 below, shall become effective only upon the closing of an equity financing by the Borrower of at least USD [***] (the “Qualified Equity Financing”) (this amount does not include the expected underwriters’ “greenshoe” in the amount of approximately US$ [***]), failing which, this Amendment, except for the provisions of Section 11.1 below, shall be null and void, and the terms of the Loan Agreement shall remain in full force and effect.

3.	Restructure of Repayment of Outstanding Loan

As of March 29, 2023, instead of repayment of the outstanding Loan (principal and interest accrued thereon) according to the repayment schedule(s) issued pursuant to the Loan Agreement up to the date of this Amendment (the “Previous Repayment Schedules”), and notwithstanding anything to the contrary in the Loan Agreement, including, without limitation Clause 5.2 thereto, the Borrower shall repay the outstanding amount of the Loan (principal and interest accrued on all Tranches drawn down under the Loan Agreement) according to the new repayment schedule attached hereto as Schedule A (the “New Repayment Schedule”). Each payment under the New Repayment Schedule shall be made on the date specified in the New Repayment Schedule.

4.	Applicable Interest Rate

4.1.	Clause 6.1 of the Loan Agreement shall be deleted and replaced entirely with the following:

“Interest on the principal amount of each Tranche from time to time shall accrue from day to day until repayment of the applicable Tranche at a rate of 10.00% per annum (and compounded on a monthly basis) from the Drawdown Date until the repayment in full of such Tranche (the “Applicable Interest Rate”).”

4.2.	Clause 6.2 of the Loan Agreement shall be deleted.

5.	No Change of Control

Notwithstanding anything in the Loan Agreement to the contrary, Lender hereby confirms that the Qualified Equity Financing shall not trigger the termination and repayment right of the Lender, if any, under Clause 9.6 of the Loan Agreement.

6.	Claw Back

6.1.	Notwithstanding anything else to the contrary (including the New Repayment Schedule), upon the occurrence of (i) each additional equity financings of the Borrower following the Qualified Equity Financing (“Additional Equity Financing(s)”), and (ii) each receipt by the Borrower of any payment pursuant to any other commercial transactions with third parties (including, without limitation, licensing agreements, research collaborations or partnerships) (“Commercial Income”), the Borrower shall make a payment on account of the then outstanding principal amount due to Lender, all as set forth in this Section 6 below (“Claw Back Payment(s)”).

6.2.	Upon each Claw Back Payment the Lender shall issue an updated New Repayment Schedule to reflect such payment so that the repaid amount be deducted from the first upcoming payments under the then existing New Repayment Schedule. The aggregate Claw Back Payments shall not exceed US$ 3,000,000.

6.3.	Additional Equity Financing. Upon closing of an Additional Equity Financing, the Borrower shall make a Claw Back payment in the amount equal to 5% of the funds raised at such Additional Equity Financing.

6.4.	Commercial Income. Upon receipt of any Commercial Income, the Borrower shall make a Claw Back payment in the amount equal to 30% of such Commercial Income.

6.5.	Minimum Claw Back. In the event that as of December 31, 2023 the aggregate amount paid by the Borrower to the Lender pursuant to Sections 6.3 and 6.4 above is lower than US$ 1,500,000 (“Minimum Claw Back Amount”), the Borrower shall then immediately make an additional Claw Back Payment equal the shortfall amount, so that the aggregate Claw Back Payments reach US$ 1,500,000, provided, however, that the aggregate Claw Back Payments shall not exceed the aggregate amounts raised by the Borrower pursuant to Additional Equity Financings plus the aggregate Commercial Income received by the Borrower.

If the Minimum Claw Back Amount is not reached by December 31, 2023, all additional amounts received by the Borrower from Additional Equity Financings and Commercial Income shall be paid to the Borrower up until the Minimum Claw Back Amount is reached.

Following payment of the Minimum Claw Back Amount to the Lender, the Borrower shall resume payments pursuant to Sections 6.3 and 6.4 above.

7.	Restructuring Fee

In addition to the fees payable under the Loan Agreement, the Borrower shall pay the Lender the following restructuring fees: (i) upon closing of the Qualified Equity Financing – a fee in an amount of US$ 125,000; and (ii) together with the last payment of each Tranche – a fee in an amount equal to 3% of such Tranche, i.e. with respect to the first Tranche of US$ 10,000,000 – a fee in an amount of US$ 300,000 (in addition to the End of Loan Payment of US$ 200,000), and (ii) with respect to the second Tranche of US$ 2,500,000 – a fee in an amount of US$ 75,000 (in addition to the End of Loan Payment of US$ 50,000), all as detailed in the New Repayment Schedule.

8.	Amendment of Securities

8.1.	Amendment of Debenture Fixed Charge

The Borrower and the Lender shall execute, within 21 days hereof, an amendment to the Debenture Fixed Charge entered between the Parties on April 5, 2022 with an update of the Equipment and Intellectual Property lists in a form satisfactory to the Lender and, within 21 days from the execution thereof, shall register such amendment with the Israeli Companies Registrar.

8.2.	Amendment of US IP Security Agreement

The Borrower and the Lender shall execute, within 21 days hereof, an amendment to US IP Security Agreement entered between the Parties on April 5, 2022 with an update of the Intellectual Property lists in a form satisfactory to the Lender and, within 21 days from the execution thereof, shall register such amendment with the USPTO.

9.	Amendment of Warrant

The warrant to purchase shares issued by the Borrower to the Lender on April 5, 2022 (the “Warrant”) shall be amended so that the Exercise Price (as defined therein) be reduced to US$ 0.42 per each Warrant Share. The Parties will execute, within 21 days hereof, an amendment to the Warrant to that effect in a form satisfactory to the Lender (the “Warrant Amendment”).

10.	Survival of Provisions

Except as otherwise expressly amended hereby as set forth above, the provisions of the Loan Agreement and all other documents executed in connection therewith shall remain in full force and effect, insofar as they do not contradict this Amendment.

11.	General Provisions

11.1.	Expenses

The Borrower shall bear the costs and expenses incurred by the Lender in connection with the negotiation and execution of this Amendment, irrespective of whether or not the Qualified Equity Financing has been consummated.

11.2.	Entire Agreement

This Amendment shall be deemed for all intents and purposes as an integral part of the Loan Agreement. The Loan Agreement, as amended by this Amendment, together with the Security Documents and all ancillary documents thereunder, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof. Any reference to the Loan Agreement (however defined) in any of the Security Documents shall be deemed to refer to the Loan Agreement as amended by this Amendment. In the event of any contradiction between the terms of each the Loan Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

11.3.	Counterparts

This Amendment may be executed in counterparts (including email copies in pdf format or the like, or signed with docusign, e-sign or any similar form of signature by electronic means), each of which shall be an original, but all such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment.

BORROWER

/s/ Dikla Czaczkes Akselbrad

POLYPID LTD.

Name:	Dikla Czaczkes Akselbrad
Title:	Chief Executive Officer

LENDER

/s/ Mark Collins

KREOS CAPITAL VI (EXPERT FUND) LP.

Name:	Mark Collins
Title:	Director of the General Partner

SCHEDULE A

New Repayment Schedule

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